COLUMBIA FUNDS SERIES TRUST II

AMENDMENT NO. 24 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust II (the “Trust”), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust;

WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Series Trust II, do hereby certify that we have authorized the liquidation of Columbia Global Bond Fund and have authorized the following amendment to said Declaration of Trust:

1. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5 and Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Contrarian Asia Pacific Fund

Columbia Contrarian Europe Fund

Columbia Disciplined Core Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Equity Value Fund

Columbia Global Infrastructure Fund

Columbia Global Opportunities Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Inflation Protected Securities Fund

Columbia Large Cap Value Fund

Columbia Limited Duration Credit Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Mortgage Opportunities Fund

Columbia Overseas Core Fund

Columbia Quality Income Fund

Columbia Select Global Equity Fund

Columbia Select Large Cap Value Fund

Columbia Select Small Cap Value Fund

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Small/Mid Cap Value Fund

Columbia Strategic Municipal Income Fund

Multi-Manager Value Strategies Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of January 30, 2019.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 24 to the Declaration of Trust on

January 30, 2019.

/s/ George S. Batejan	/s/ Brian J. Gallagher
George S. Batejan	Brian J. Gallagher

/s/ Kathleen A. Blatz	/s/ Catherine James Paglia
Kathleen A. Blatz	Catherine James Paglia

/s/ Edward J. Boudreau, Jr.	/s/ Anthony M. Santomero
Edward J. Boudreau, Jr.	Anthony M. Santomero

/s/ Pamela G. Carlton	/s/ Minor M. Shaw
Pamela G. Carlton	Minor M. Shaw

/s/ Patricia M. Flynn	/s/ William F. Truscott
Patricia M. Flynn	William F. Truscott

/s/ Sandra Yeager
Sandra Yeager

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109